Exhibit 99.1

Union Pacific Reports Fourth Quarter and Full Year 2020 Results

FOR IMMEDIATE RELEASE

Omaha, Neb., January 21, 2021 – Union Pacific Corporation (NYSE: UNP) today reported 2020 fourth quarter net income of $1.4 billion, or $2.05 per diluted share. These results include a previously announced $278 million pre-tax, non-cash impairment charge.  Excluding the effects of that charge, adjusted fourth quarter net income was $1.6 billion, or $2.36 per diluted share. This compares to $1.4 billion, or $2.02 per diluted share, in the fourth quarter 2019.

“These outstanding results demonstrate the true potential of our franchise as we leveraged all three profitability drivers simultaneously – volume growth, productivity, and pricing – to produce record fourth quarter results,” said Lance Fritz, Union Pacific chairman, president, and chief executive officer. “The women and men of Union Pacific persevered throughout the pandemic to provide our customers with a safe, reliable, and consistent service product.”

Fourth Quarter Summary

Operating revenue of $5.1 billion was down 1% in fourth quarter 2020 compared to fourth quarter 2019. Fourth quarter business volumes, as measured by total revenue carloads, increased 3% compared to 2019. Premium volumes increased compared to 2019, while bulk was flat and industrial declined. In addition:

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Quarterly freight revenue declined 1% compared to fourth quarter 2019, as volume growth and core pricing gains were more than offset by decreased fuel surcharge revenue and a less favorable business mix.

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Union Pacific’s 61.0% reported operating ratio when adjusted for the impairment charge is an all-time quarterly record of 55.6%, 410 basis points lower than fourth quarter 2019. Lower fuel prices positively impacted the operating ratio by 90 basis points.

•	Quarterly freight car velocity was 223 daily miles per car, a 1% improvement compared to fourth quarter 2019.
•	Quarterly locomotive productivity was 142 gross ton-miles per horsepower day, a 13% improvement compared to fourth quarter 2019.
•	Quarterly workforce productivity was 1,032 car miles per employee, an 18% improvement compared to fourth quarter 2019.
•	Average maximum train length was 9,154 feet, a 12% increase compared to fourth quarter 2019.
•	The Company repurchased 3.8 million shares in fourth quarter 2020 at an aggregate cost of $749 million.

Summary of Fourth Quarter Freight Revenues

•	Bulk up 1%
•	Industrial down 7%
•	Premium up 5%

2020 Full Year Summary

For the full year 2020, Union Pacific reported net income of $5.3 billion or $7.88 per diluted share.  Excluding the effects of the $278 million pre-tax, non-cash impairment charge, adjusted full year net income was $5.6 billion, or $8.19 per diluted share. This compares to $5.9 billion, or $8.38 per diluted share, in 2019.

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Operating revenue totaled $19.5 billion compared to $21.7 billion in 2019.  Operating income totaled $7.8 billion, which decreased compared to 2019.  In addition:

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Freight revenue totaled $18.3 billion, a 10% decrease compared to 2019.  Carloadings were down 7% versus 2019, as all three business teams – bulk, industrial, and premium – declined due to the economic conditions brought on by the COVID-19 pandemic.

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Union Pacific’s full year 59.9% reported operating ratio when adjusted for the impairment charge is a best ever 58.5%, 210 basis points lower than 2019. Lower fuel prices positively impacted the operating ratio by 130 basis points.

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Union Pacific’s reportable personal injury rate of 0.90 incidents per 200,000 employee hours was flat compared to full year 2019. The Company’s FRA reportable rail equipment incident rate of 3.54 per million train miles improved 17% compared to full year 2019.

•	Through continued implementation of precision scheduled railroading principles, Union Pacific made year-over-year improvements in its key operating performance indicators:
o	Freight car velocity – 6% improvement
o	Average terminal dwell – 8% improvement
o	Locomotive productivity – 14% improvement
o	Workforce productivity – 11% improvement
o	Train length – 14% improvement
o	Intermodal car trip plan compliance – 6 pt. improvement
o	Manifest/Autos car trip plan compliance – 6 pt. improvement

•	Fuel consumption rate, measured in gallons of fuel per thousand gross ton miles, improved 2% in 2020 compared to 2019.
•	Union Pacific’s capital program in 2020 totaled $2.8 billion.
•	Union Pacific repurchased 22 million shares in 2020 at an aggregate cost of $3.7 billion.

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2021 Outlook

“While the economic outlook for 2021 remains uncertain, we will build off our solid 2020 performance to produce continued strong productivity through operational excellence.  We expect our enhanced service product will support both solid core pricing gains while also increasing our share of the freight transportation market,” Fritz said. “Our confidence in our ability to drive value for all of our stakeholders has never been greater.”

Fourth Quarter 2020 Earnings Conference Call

Union Pacific will webcast its fourth quarter 2020 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, January 21, 2021, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).

ABOUT UNION PACIFIC

Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.

Union Pacific Investor contact: Brad Stock at 402-544-4227 or bkstock@up.com

Union Pacific Media contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com

Supplemental financial information is attached.

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This news release and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels,  its ability to improve network performance, its results of operations, and potential impacts of the COVID-19 pandemic.  These statements are, or will be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2019, which was filed with the SEC on February 7, 2020, and the Company’s Quarterly Report on Form 10-Q, which was filed with the SEC on July 23, 2020. The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	4th Quarter				Full Year
For the Periods Ended December 31,	2020	2019	%		2020	2019	%
Operating Revenues
Freight revenues	$4,803	$4,851	(1)%		$18,251	$20,243	(10)%
Other	338	361	(6)		1,282	1,465	(12)
Total operating revenues	5,141	5,212	(1)		19,533	21,708	(10)
Operating Expenses
Compensation and benefits	1,021	1,049	(3)		3,993	4,533	(12)
Depreciation	557	559	-		2,210	2,216	-
Purchased services and materials	492	531	(7)		1,962	2,254	(13)
Fuel	332	512	(35)		1,314	2,107	(38)
Equipment and other rents	220	230	(4)		875	984	(11)
Other	513	231	U		1,345	1,060	27
Total operating expenses	3,135	3,112	1		11,699	13,154	(11)
Operating Income	2,006	2,100	(4)		7,834	8,554	(8)
Other income	66	56	18		287	243	18
Interest expense	(279)	(278)	-		(1,141)	(1,050)	9
Income before income taxes	1,793	1,878	(5)		6,980	7,747	(10)
Income taxes	(413)	(475)	(13)		(1,631)	(1,828)	(11)
Net Income	$1,380	$1,403	(2)		$5,349	$5,919	(10)

Share and Per Share
Earnings per share - basic	$2.05	$2.03	1%		$7.90	$8.41	(6)%
Earnings per share - diluted	$2.05	$2.02	1		$7.88	$8.38	(6)
Weighted average number of shares - basic	672.2	692.2	(3)		677.3	703.5	(4)
Weighted average number of shares - diluted	674.1	694.9	(3)		679.1	706.1	(4)
Dividends declared per share	$0.97	$0.97	-		$3.88	$3.70	5

Operating Ratio	61.0%	59.7%	1.3	pts	59.9%	60.6%	(0.7)	pts
Effective Tax Rate	23.0%	25.3%	(2.3)		23.4%	23.6%	(0.2)

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2020	2019	%	2020	2019	%
Freight Revenues (Millions)
Grain & grain products	$801	$696	15%	$2,829	$2,776	2%
Fertilizer	161	161	-	660	653	1
Food & refrigerated	243	241	1	937	1,008	(7)
Coal & renewables	357	451	(21)	1,534	2,092	(27)
Bulk	1,562	1,549	1	5,960	6,529	(9)
Industrial chemicals & plastics	461	457	1	1,845	1,885	(2)
Metals & minerals	378	429	(12)	1,580	2,042	(23)
Forest products	307	282	9	1,160	1,160	-
Energy & specialized markets	515	626	(18)	2,037	2,385	(15)
Industrial	1,661	1,794	(7)	6,622	7,472	(11)
Automotive	486	507	(4)	1,680	2,123	(21)
Intermodal	1,094	1,001	9	3,989	4,119	(3)
Premium	1,580	1,508	5	5,669	6,242	(9)
Total	$4,803	$4,851	(1)%	$18,251	$20,243	(10)%
Revenue Carloads (Thousands)
Grain & grain products	216	180	20%	745	708	5%
Fertilizer	44	45	(2)	193	190	2
Food & refrigerated	48	45	7	185	192	(4)
Coal & renewables	190	226	(16)	797	997	(20)
Bulk	498	496	-	1,920	2,087	(8)
Industrial chemicals & plastics	148	148	-	587	611	(4)
Metals & minerals	154	165	(7)	646	744	(13)
Forest products	59	53	11	220	220	-
Energy & specialized markets	137	164	(16)	539	624	(14)
Industrial	498	530	(6)	1,992	2,199	(9)
Automotive	202	208	(3)	692	858	(19)
Intermodal [a]	853	759	12	3,149	3,202	(2)
Premium	1,055	967	9	3,841	4,060	(5)
Total	2,051	1,993	3%	7,753	8,346	(7)%
Average Revenue per Car
Grain & grain products	$3,710	$3,860	(4)%	$3,797	$3,919	(3)%
Fertilizer	3,647	3,636	-	3,427	3,448	(1)
Food & refrigerated	5,030	5,340	(6)	5,047	5,241	(4)
Coal & renewables	1,887	1,991	(5)	1,926	2,098	(8)
Bulk	3,139	3,121	1	3,104	3,128	(1)
Industrial chemicals & plastics	3,125	3,086	1	3,144	3,087	2
Metals & minerals	2,448	2,606	(6)	2,445	2,745	(11)
Forest products	5,184	5,313	(2)	5,269	5,264	-
Energy & specialized markets	3,747	3,818	(2)	3,780	3,821	(1)
Industrial	3,331	3,386	(2)	3,324	3,398	(2)
Automotive	2,399	2,441	(2)	2,427	2,474	(2)
Intermodal [a]	1,284	1,319	(3)	1,267	1,286	(1)
Premium	1,497	1,560	(4)	1,476	1,538	(4)
Average	$2,341	$2,435	(4)%	$2,354	$2,425	(3)%

[a]For intermodal shipments, each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Dec. 31,	Dec. 31,
Millions, Except Percentages	2020	2019
Assets
Cash and cash equivalents	$1,799	$831
Short-term investments	60	60
Other current assets	2,355	2,568
Investments	2,164	2,050
Net properties	54,161	53,916
Operating lease assets	1,610	1,812
Other assets	249	436
Total assets	$62,398	$61,673

Liabilities and Common Shareholders' Equity
Debt due within one year	$1,069	$1,257
Other current liabilities	3,104	3,094
Debt due after one year	25,660	23,943
Operating lease liabilities	1,283	1,471
Deferred income taxes	12,247	11,992
Other long-term liabilities	2,077	1,788
Total liabilities	45,440	43,545
Total common shareholders' equity	16,958	18,128
Total liabilities and common shareholders' equity	$62,398	$61,673

Return on Average Common Shareholders' Equity	30.5%	30.7%
Return on Invested Capital as Adjusted (ROIC)*	13.9%	15.0%

*ROIC is a non-GAAP measure; however, management believes that it is an important measure in evaluating the efficiency and effectiveness of our long-term capital investments. See page 9 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Full Year
For the Periods Ended December 31,	2020	2019
Operating Activities
Net income	$5,349	$5,919
Depreciation	2,210	2,216
Deferred income taxes	340	566
Other - net	641	(92)
Cash provided by operating activities	8,540	8,609

Investing Activities
Capital investments*	(2,927)	(3,453)
Maturities of short-term investments	141	130
Purchases of short-term investments	(136)	(115)
Other - net	246	3
Cash used in investing activities	(2,676)	(3,435)

Financing Activities
Debt issued	4,004	3,986
Share repurchase programs	(3,705)	(5,804)
Dividends paid	(2,626)	(2,598)
Debt repaid	(2,053)	(817)
Debt exchange	(328)	(387)
Net issuance of commercial paper	(127)	(6)
Other - net	(67)	(20)
Cash used in financing activities	(4,902)	(5,646)

Net Change in Cash, Cash Equivalents, and Restricted Cash	962	(472)
Cash, cash equivalents, and restricted cash at beginning of year	856	1,328
Cash, Cash Equivalents, and Restricted Cash at End of Year	$1,818	$856

Free Cash Flow**
Cash provided by operating activities	$8,540	$8,609
Cash used in investing activities	(2,676)	(3,435)
Dividends paid	(2,626)	(2,598)
Free cash flow	$3,238	$2,576

*Capital investments include locomotive and freight car early lease buyouts of $38 million in 2020 and $290 million in 2019.

**Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	4th Quarter				Full Year
For the Periods Ended December 31,	2020	2019	%		2020	2019	%
Operating/Performance Statistics
Freight car velocity (daily miles per car) [a]	223	220	1%		221	209	6%
Average train speed (miles per hour) [a] *	26.1	26.2	-		25.9	25.1	3
Average terminal dwell time (hours) [a] *	22.4	23.3	(4)		22.7	24.8	(8)
Locomotive productivity (GTMs per horsepower day)	142	126	13		137	120	14
Gross ton-miles (GTMs) (millions)	202,844	200,801	1		771,765	846,616	(9)
Train length (feet)	9,154	8,185	12		8,798	7,747	14
Intermodal car trip plan compliance (%)	83	84	(1)	pts	81	75	6	pts
Manifest/Automotive car trip plan compliance (%)	74	71	3	pts	71	65	6	pts
Workforce productivity (car miles per employee)	1,032	874	18		947	857	11
Total employees (average)	29,753	34,563	(14)		30,960	37,483	(17)

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$1.45	$ 2.16	(33)%		$ 1.50	$ 2.13	(30)%
Fuel consumed in gallons (millions)	222	228	(3)		849	953	(11)
Fuel consumption rate**	1.092	1.140	(4)		1.100	1.126	(2)

Revenue Ton-Miles (Millions)
Grain & grain products	21,591	16,298	32%		71,979	66,264	9%
Fertilizer	2,932	2,809	4		12,024	11,531	4
Food & refrigerated	4,662	4,433	5		17,534	18,470	(5)
Coal & renewables	18,128	21,335	(15)		76,695	100,035	(23)
Bulk	47,313	44,875	5		178,232	196,300	(9)
Industrial chemicals & plastics	7,465	6,705	11		28,095	28,000	-
Metals & minerals	7,091	7,772	(9)		28,562	37,175	(23)
Forest products	6,206	5,734	8		23,527	23,445	-
Energy & specialized markets	9,200	12,194	(25)		36,527	45,367	(19)
Industrial	29,962	32,405	(8)		116,711	133,987	(13)
Automotive	4,337	4,395	(1)		14,835	18,349	(19)
Intermodal	19,854	18,257	9		75,198	74,797	1
Premium	24,191	22,652	7		90,033	93,146	(3)
Total	101,466	99,932	2%		384,976	423,433	(9)%

[a]    Prior years have been recast to conform to the current year presentation.

*Surface Transportation Board reported performance measures.

**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

	2020
Millions, Except Per Share Amounts and Percentages,	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating Revenues
Freight revenues	$4,880	$3,972	$4,596	$4,803	$18,251
Other	349	272	323	338	1,282
Total operating revenues	5,229	4,244	4,919	5,141	19,533
Operating Expenses
Compensation and benefits	1,059	905	1,008	1,021	3,993
Depreciation	547	551	555	557	2,210
Purchased services and materials	521	441	508	492	1,962
Fuel	434	247	301	332	1,314
Equipment and other rents	227	211	217	220	875
Other	298	235	299	513	1,345
Total operating expenses	3,086	2,590	2,888	3,135	11,699
Operating Income	2,143	1,654	2,031	2,006	7,834
Other income	53	131	37	66	287
Interest expense	(278)	(289)	(295)	(279)	(1,141)
Income before income taxes	1,918	1,496	1,773	1,793	6,980
Income taxes	(444)	(364)	(410)	(413)	(1,631)
Net Income	$1,474	$1,132	$1,363	$1,380	$5,349

Share and Per Share
Earnings per share - basic	$2.15	$1.67	$2.02	$2.05	$7.90
Earnings per share - diluted	$2.15	$1.67	$2.01	$2.05	$7.88
Weighted average number of shares - basic	684.3	677.7	675.0	672.2	677.3
Weighted average number of shares - diluted	686.2	679.2	676.8	674.1	679.1
Dividends declared per share	$0.97	$0.97	$0.97	$0.97	$3.88

Operating Ratio	59.0%	61.0%	58.7%	61.0%	59.9%
Effective Tax Rate	23.1%	24.3%	23.1%	23.0%	23.4%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight Revenues (Millions)
Grain & grain products	$689	$644	$695	$801	$2,829
Fertilizer	174	168	157	161	660
Food & refrigerated	250	205	239	243	937
Coal & renewables	421	369	387	357	1,534
Bulk	1,534	1,386	1,478	1,562	5,960
Industrial chemicals & plastics	495	435	454	461	1,845
Metals & minerals	469	368	365	378	1,580
Forest products	303	266	284	307	1,160
Energy & specialized markets	627	431	464	515	2,037
Industrial	1,894	1,500	1,567	1,661	6,622
Automotive	524	189	481	486	1,680
Intermodal	928	897	1,070	1,094	3,989
Premium	1,452	1,086	1,551	1,580	5,669
Total	$4,880	$3,972	$4,596	$4,803	$18,251
Revenue Carloads (Thousands)
Grain & grain products	175	167	187	216	745
Fertilizer	46	53	50	44	193
Food & refrigerated	48	41	48	48	185
Coal & renewables	208	186	213	190	797
Bulk	477	447	498	498	1,920
Industrial chemicals & plastics	154	141	144	148	587
Metals & minerals	174	162	156	154	646
Forest products	56	50	55	59	220
Energy & specialized markets	162	115	125	137	539
Industrial	546	468	480	498	1,992
Automotive	208	79	203	202	692
Intermodal [a]	709	724	863	853	3,149
Premium	917	803	1,066	1,055	3,841
Total	1,940	1,718	2,044	2,051	7,753
Average Revenue per Car
Grain & grain products	$3,940	$3,861	$3,705	$3,710	$3,797
Fertilizer	3,768	3,181	3,172	3,647	3,427
Food & refrigerated	5,277	4,986	4,891	5,030	5,047
Coal & renewables	2,022	1,979	1,820	1,887	1,926
Bulk	3,219	3,099	2,964	3,139	3,104
Industrial chemicals & plastics	3,205	3,086	3,154	3,125	3,144
Metals & minerals	2,697	2,276	2,337	2,448	2,445
Forest products	5,457	5,256	5,181	5,184	5,269
Energy & specialized markets	3,866	3,739	3,742	3,747	3,780
Industrial	3,469	3,201	3,271	3,331	3,324
Automotive	2,525	2,388	2,368	2,399	2,427
Intermodal [a]	1,307	1,241	1,238	1,284	1,267
Premium	1,583	1,354	1,454	1,497	1,476
Average	$2,516	$2,312	$2,248	$2,341	$2,354

[a]For intermodal shipments, each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Debt / Adjusted EBITDA*
Millions, Except Ratios	Dec. 31,	Dec. 31,	Dec. 31,
for the Twelve Months Ended	2020	2019	2018
Net income	$5,349	$5,919	$5,966
Add:
Income tax expense/(benefit)	1,631	1,828	1,775
Depreciation	2,210	2,216	2,191
Interest expense	1,141	1,050	870
EBITDA	$10,331	$11,013	$10,802
Adjustments:
Other income	(287)	(243)	(94)
Interest on operating lease liabilities**	59	68	84
Adjusted EBITDA	$10,103	$10,838	$10,792
Debt	$26,729	$25,200	$22,391
Operating lease liabilities***	1,604	1,833	2,271
Unfunded pension and OPEB,
net of taxes of $195, $124, and $135	637	400	456
Adjusted debt	$28,970	$27,433	$25,118
Adjusted debt / Adjusted EBITDA	2.9	2.5	2.3

Comparable Adjusted Debt / Adjusted EBITDA*
	Dec. 31,	Dec. 31,	Dec. 31,
	2020	2019	2018
Adjusted debt / Adjusted EBITDA	2.9	2.5	2.3
Factors Affecting Comparability:
Brazos yard impairment [a]	(0.1)	N/A	N/A
Comparable Adjusted Debt / Adjusted EBITDA*	2.8	2.5	2.3

[a]Adjustments remove the impact of $209 million from net income and $69 million from income tax expense for the year ended December 31, 2020. See page 10 for a reconciliation to GAAP.

*Total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB obligation divided by net income plus income tax expense, depreciation, amortization, interest expense, and adjustments for other income and interest on operating lease liabilities. Adjusted debt to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, and interest on operating lease liabilities) and comparable adjusted debt to adjusted EBITDA are considered non-GAAP financial measures by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe these measures are important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA and comparable adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The tables above provide reconciliations from net income to adjusted debt to adjusted EBITDA and comparable adjusted debt to adjusted EBITDA. At December 31, 2020, 2019, and 2018, the incremental borrowing rate on operating leases was 3.7%.

**Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.

***Effective January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases.  ASU 2016-02 requires companies to recognize lease assets and lease liabilities on the balance sheet.  Prior to adoption, the present value of operating leases was used in this calculation.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Non-GAAP Financial Measures

Return on Average Common Shareholders' Equity

Millions, Except Percentages	2020	2019	2018
Net income	$5,349	$5,919	$5,966
Average equity	$17,543	$19,276	$22,640
Return on average common shareholders' equity	30.5%	30.7%	26.4%

Return on Invested Capital as Adjusted (ROIC)*

Millions, Except Percentages	2020	2019	2018
Net income	$5,349	$5,919	$5,966
Interest expense	1,141	1,050	870
Interest on average operating lease liabilities	64	76	82
Taxes on interest	(282)	(266)	(218)
Net operating profit after taxes as adjusted	$6,272	$6,779	$6,700
Average equity	$17,543	$19,276	$22,640
Average debt	25,965	23,796	19,668
Average operating lease liabilities	1,719	2,052	2,206
Average invested capital as adjusted	$45,227	$45,124	$44,514
Return on invested capital as adjusted	13.9%	15.0%	15.1%

Comparable Return on Invested Capital as Adjusted (Comparable ROIC)*

	2020	2019	2018
Return on invested capital as adjusted	13.9%	15.0%	15.1%
Factors Affecting Comparability:
Brazos yard impairment [a]	0.4	N/A	N/A
Comparable return on invested capital as adjusted	14.3%	15.0%	15.1%

[a]Adjustments remove the impact of $209 million from both net income for the year ended and shareholders’ equity as of December 31, 2020. See page 10 for a reconciliation to GAAP.

*ROIC and comparable ROIC are considered non-GAAP financial measures by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe these measures are important to management and investors in evaluating the efficiency and effectiveness of our long-term capital investments. In addition, we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC and comparable ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is return on average common shareholders’ equity. The tables above provide reconciliations from return on average common shareholders’ equity to ROIC and comparable ROIC. At December 31, 2020, 2019, and 2018, the incremental borrowing rate on operating leases was 3.7%.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Non-GAAP Financial Measures

Financial Performance*
Millions, Except Per Share Amounts and Percentages	Reported results	Brazos Yard		Adjusted results
For the Three Months Ended December 31, 2020	(GAAP)	Impairment		(non-GAAP)
Operating expense	$3,135	$(278)		$2,857
Operating income	2,006	278		2,284
Income taxes	413	69		482
Net income	$1,380	$209		$1,589
Diluted EPS	$2.05	$0.31		$2.36
Operating ratio	61.0%	(5.4)	pts	55.6%

Millions, Except Per Share Amounts and Percentages	Reported results	Brazos Yard		Adjusted results
	(GAAP)	Impairment		(non-GAAP)
For the Year Ended December 31, 2020
Operating expense	$11,699	$(278)		$11,421
Operating income	7,834	278		8,112
Income taxes	1,631	69		1,700
Net income	$5,349	$209		$5,558
Diluted EPS	$7.88	$0.31		$8.19
Operating ratio	59.9%	(1.4)	pts	58.5%
As of December 31, 2020
Shareholders' equity	$16,958	$209		$17,167

*The above tables reconcile our results for the three-months and year ended December 31, 2020, and as of December 31, 2020, to adjust results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net income, adjusted diluted earnings per share (EPS), adjusted operating ratio, and adjusted shareholders’ equity, as applicable, among other measures, to evaluate our actual operating performance. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expense, operating income, income taxes, net income, diluted EPS, operating ratio, and shareholders’ equity as indicators of operating performance.